EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements No. 333-102084 and No. 333-130031 on Form S-8 of Community First, Inc. of our reports dated March 14, 2008 with respect to the consolidated financial statements of Community First, Inc., and the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K of Community First, Inc. for the year ended December 31, 2007.

Brentwood, Tennessee March 14, 2008	/s/ Crowe Chizek and Company LLC